                                                               EXHIBIT 3.1(d)

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            WIND RIVER SYSTEMS, INC.

     Thomas St. Dennis and Richard W. Kraber hereby certify that:

     FIRST: They are the duly elected and acting President and Secretary, respectively, of Wind River Systems, Inc., a Delaware corporation (the "Corporation").

     SECOND: The name of the Corporation is Wind River Systems, Inc.

     THIRD: The date on which the Amended and Restated Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is October 14, 1993.

     FOURTH: The amendment to the Corporation's Amended and Restated Certificate of Incorporation set forth below was duly adopted by the Board of Directors of the Corporation and approved by the Stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FIFTH: Article IV, Paragraph 1 of the Corporation's Amended and Restated Certificate of Incorporation is amended to read in its entity as follows:

          "1. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is Three Hundred Twenty Seven Million (327,000,000) shares. Three Hundred Twenty Five Million (325,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Two Million (2,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001)."

     IN WITNESS WHEREOF, the undersigned have signed this Certificate of Amendment of Amended and Restated Certificate of Incorporation this 7th day of September, 2000 and hereby affirm and acknowledge the filing of this Certificate of Amendment of Amended and Restated Certificate of Incorporation of Wind River Systems, Inc. is the act and deed of Wind River Systems, Inc.

                                          WIND RIVER SYSTEMS, INC.


                                          By:  /s/ Thomas St. Dennis
                                               --------------------------------
                                               Thomas St. Dennis
                                               President

ATTEST:


/s/  Richard W. Kraber
     -----------------------------
     Richard W. Kraber
     Secretary